As filed with the Securities and Exchange Commission on June 7, 2010

Registration Nos. 333-123535

333-13160

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3 REGISTRATION STATEMENT NO. 333-123535

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM F-3 REGISTRATION STATEMENT NO. 333-13160

UNDER THE SECURITIES ACT OF 1933

Daimler AG

(Exact Name of Registrant as Specified in Its Charter)

Federal Republic of Germany

(State or other jurisdiction of incorporation or organization)

98-0190736

(I.R.S. Employer Identification Number)

Epplestrasse 225

70567 Stuttgart

Germany

Tel.:  011-49-711-17-92543
(Address and telephone number of registrant’s principal
executive offices)

Daimler Finance North America LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

61-1554035

(I.R.S. Employer Identification Number)

One Mercedes Drive

Montvale, NJ 07645

USA

Tel.:  (201) 573-2724

(Address and telephone number of registrant’s principal executive offices)

Ruben Simmons, President

Daimler North America Corporation

One Mercedes Drive

Montvale

New Jersey, NJ 07645

USA

Tel.: (201) 573-2724

(Name, address, and telephone number of
agent for service)

Please send copies of all communications to:

Mr. Robert Köthner

Daimler AG

Epplestrasse 225

70567 Stuttgart

Germany

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form F-3 of Daimler AG (the “Company”) and Daimler Finance North America LLC (“Daimler Finance” and, together with the Company, the “Registrants”), which constituted filings on Form F-3 with respect to guaranteed debt securities of the Daimler Finance and the related guarantees of the Company (together, the “Securities”):

•                  File No. 333-123535, filed on March 23, 2005 with the Securities and Exchange Commission (the “SEC”), of the Registrants; and

•                  File No. 333-13160, filed on February 9, 2001 with the SEC, as amended on March 23, 2005, of the Registrants.

Daimler Finance is considered the successor issuer of DaimlerChrysler North America Holding Corp. pursuant to a Second Supplemental Indenture dated July 30, 2007 (the “Supplemental Indenture”), whereby Daimler Finance substituted for DaimlerChrysler North America Holding Corp. as issuer of all of the securities issued by DaimlerChrysler North America Holding Corp., including those issued under the Registration Statements specified above, and assumed all obligations related to such securities.  A description of this issuer substitution and the Supplemental Indenture were furnished on Form 6-K on July 30, 2007 and incorporated by reference into the Registration Statements on Form F-3 specified above.

These Post-Effective Amendments to the Registration Statements are being filed to remove from registration of unsold Securities of the Registrants that were registered but not issued under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Daimler AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused these Post-Effective Amendments to Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Stuttgart, Germany on June 7, 2010.

DAIMLER AG

By:	/s/ Dr. Dieter Zetsche
	Name:	Dr. Dieter Zetsche
	Title:	Chairman of the Board of Management and Head of Mercedes Car Group

By:	/s/ Bodo Uebber
	Name:	Bodo Uebber
	Title:	Member of the Board of Management Finance & Controlling/Financial Services

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints and hereby authorizes any two of the following persons acting jointly: Robert Köthner and Silvia Nierbauer, such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, in such person’s name, place and stead, in any and all capacities to sign on such person’s behalf any and all amendments (including post-effective amendments) and supplements to these Post-Effective Amendments to Form F-3 and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue of these presents.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to Form F-3 have been signed below by the following person in the capacities indicated, in Stuttgart, Germany on June 7, 2010.

Signature	Capacity

/s/ Dr. Dieter Zetsche
Dr. Dieter Zetsche	Chairman of the Board of Management and Head of Mercedes Cars Group

/s/ Dr. Wolfgang Bernhard
Dr. Wolfgang Bernhard	Member of the Board of Management Mercedes-Benz Cars Production & Procurement, Mercedes-Benz Vans

/s/ Wilfried Porth
Wilfried Porth	Member of the Board of Management Human Resources & Labor Relations Director

/s/ Andreas Renschler
Andreas Renschler	Member of the Board of Management Daimler Trucks

/s/ Bodo Uebber
Bodo Uebber	Member of the Board of Management Finance & Controlling, Daimler Financial Services

/s/ Dr. Thomas Weber
Dr. Thomas Weber	Member of the Board of Management Group Research & Mercedes-Benz Cars Development

/s/ Robert Köthner
Robert Köthner	Chief Accounting Officer

DAIMLER NORTH AMERICA CORPORATION

Authorized Representative in the United States

Signature	Capacity

/s/ Ruben Simmons
Ruben Simmons	President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Daimler Finance North America LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused these Post-Effective Amendments to Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey on June 7, 2010.

DAIMLER FINANCE NORTH AMERICA LLC

By:	/s/ Ruben Simmons
	Name:	Ruben Simmons
	Title:	President

By:	/s/ Karl-Wilhelm Kaufmann
	Name:	Karl-Wilhelm Kaufmann
	Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints and hereby authorizes any two of the following persons acting jointly: Robert Köthner and Silvia Nierbauer, such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, in such person’s name, place and stead, in any and all capacities to sign on such person’s behalf any and all amendments (including post-effective amendments) and supplements to these Post-Effective Amendments to Form F-3 and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue of these presents.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to Form F-3 have been signed below by the following person in the capacities indicated, in Montvale, New Jersey on June 7, 2010.

Signature	Capacity

/s/ Ruben Simmons
Ruben Simmons	President & Member of the Board of Directors

/s/ Kurt Schaefer
Kurt Schaefer	Member of the Board of Directors

/s/ Peter Zirwes
Peter Zirwes	Member of the Board of Directors

/s/ Sandro Ringeling
Sandro Ringeling	Chief Accounting Officer

/s/ Karl-Wilhelm Kaufmann
Karl-Wilhelm Kaufmann	Treasurer